UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2008

THE STEAK N SHAKE COMPANY (Exact name of registrant as specified in its charter)

INDIANA	0-8445	37-0684070
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

36 S. Pennsylvania Street, Suite 500 Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (317) 633-4100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

   On November 21, 2008, The Steak n Shake Company (the “Company”) entered into amendments (the “Amendments”) to our Senior Note Agreement and Revolving Credit Facility (collectively the “Facilities”) that are effective for the quarter ended September 24, 2008. The Amendments accomplished a number of goals:

•	An extension of the Revolving Credit Facility through and including January 30, 2010;

•	A waiver of debt ratio covenants applicable to the last fiscal quarter, enabling the Company to comply with the terms of the Facilities for the fiscal year ended September 24, 2008;

•	A reduction in the outstanding balances via the payment of $5,000,000 to each of the two providers of the Facilities;

•
A reduction and extension of the real estate collateralization obligation for the Senior Note Agreement to March 30, 2010; this obligation will be waived should the outstanding balance under the Senior Note Agreement reach $5,000,000; and

•	A modification to the Revolving Credit Facility’s limit to $25,000,000.

    Copies of the Amendments are filed as exhibits to this report and are incorporated herein in further response to this item.

Item 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Amendment Number 10 to the Revolving Credit Agreement with Fifth Third Bank, NA

99.2	Amendment Number 9 to the Senior Note Agreement with Prudential Financial

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE STEAK N SHAKE COMPANY

By: /s/ Sardar Biglari
Executive Chairman, Chief Executive Officer

Dated: November 24, 2008